PATENT
            IN THE UNITED STATES PATENT AND TRADEMARK OFFICE
In re Application of:
                              :
                              :
NELDON P. JOHNSON,            :    Group Art Unit: 2614
                              :
Serial No.:     08/285,030    :
                              :
Filing Date: 08/02/94         :
                              :    Examiner: T. Ghebretinsae
For:   MODULATION METHOD AND  :
       APPARATUS FOR DIGITAL  :
       COMMUNICATIONS         :

                         ASSIGNMENT COVER SHEET
Box Assignments
Honorable Commissioner of Patents and Trademarks
Washington, DC 20231

Sir:
    The following information is submitted as required for the accompanying
Patent Assignment:

    1. Name of Party Conveying the Interest: Neldon P. Johnson
    2. Name and Address of Party Receiving the Interest:
          International Automated Systems, Inc.
          321 East 300 North,
          American Fork, Utah 84003
    3. A description of-the Interest Conveyed: Invention and Patent
Rights
    4. Patent Application No.: 08/285,030
    5. Name and Address of party to whom correspondence should be mailed:
          J. David Nelson
          10885 5. State Street
          Sandy, Utah 84070
    6. The Number of Applications:     One
       Total Assignment Recording Fee: $55.00
    7. Date Document Executed:         February 1, 1996.

    I, J. David Nelson, do hereby state and affirm that, to the best of my knowledge and belief, the information contained on this cover sheet is true and correct and that the document submitted is the original document of assignment.


Dated:   February 5, 1996.            s/ J. David Nelson

I hereby certify that the foregoing Assignment Cover Sheet is being deposited with the United States Postal Service with sufficient postage as first class mail in an envelope addressed to: Box Assignments, Commissioner of Patents and Trademarks, Washington, D.C. 20231, on February 3, 1996.


                        Signed:
                          s/ J. David Nelson

                          Registration No. 31,046
                          10885 South State Street
                          Sandy, UT 84070
                          Phone: (801) 576-1400
                          Fax: (801) 576-l960
Serial No. 08/285,030
Filing Date: 08/02/94
Examiner: Ghebretinsae, T.
Art Unit: 2614

                               ASSIGNMENT

     WHEREAS, I Neldon P. Johnson, a citizen of the United States of America and residing at 512 South 860 East, American Fork, Utah, have made an invention in a MODULATION METHOD AND APPARATUS FOR DIGITAL COMMUNICATIONS, Serial No. 08/285,030 for which I have executed an application for United States Letters Patent on July 29, 1994, and which was filed on August 2, 1994;
     WHEREAS, I represent and warrant that I am the sole owner of said invention and application for Letters Patent;
     WHEREAS, International Automated Systems, Inc., 321 East 300 North, American Fork, Utah 84003, hereinafter referred to as "IAS", is desirous of acquiring said invention and application;
     NOW, THEREFORE, for and in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I have assigned, sold, transferred and set over and by these presents do assign, sell, transfer and set over until IAS the entire right, title, and interest in and to (a) said invention and world-wide rights therein, (b) said patent application, including all divisions, continuations, continuations-in-part and
substitutions thereof, and   all United States and foreign patents which
shall issue on said invention, including all reissues, renewals, and extensions thereof, for the United States, its territories and possessions and all foreign countries, including the right to file applications for Letters Patent on said invention in any and all foreign countries, the same to be held and enjoyed by IAS, its assigns and successors, as fully and entirely as the same would have been held and enjoyed by me, had this assignment and sale not been made.
     I covenant and agree that I will, at any time upon the request and at the expense of IAS, execute and deliver any and all papers and do all lawful acts that may be necessary or desirable, in the opinion of IAS, to enable and assist IAS to (a) obtain Letters Patent, both domestic and foreign, on said invention, (b) establish, maintain, and secure title in IAS, its successors and assigns, to said invention, application, and Letters Patent, including making such title of lawful public record, and defend, establish, or otherwise preserve the validity of said Letters Patent against any and all infringers, and perform such other acts as are necessary to give full force and effect to this Assignment.
     I hereby authorize and request the Commissioner of Patents and Trademarks of the United States of America to issue all Letters Patent based on said application and all said divisions, continuations, continuations-in-part, reissues, renewals, and extensions to IAS, its successors and assigns.
     IN TESTIMONY WHEREOF, I have duly executed this Assignment this 1st day of February, 1996.


                            s/  NELDON P. JOHNSON

STATE OF. UTAH       )
                     :   ss.
COUNTY OF SALT LAKE  )

     BEFORE ME, the undersigned authority, on this day personally appeared Neldon P. Johnson, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
     GIVEN under my hand and seal of office this 1st day of February, 1996.


                              NOTARY PUBLIC
Seal and Signature of Alanna Warnick, Notary Public